Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-33966 and Form S-3 No. 333-33968) of APA Optics, Inc. and in the related Prospectus of our report dated May 5, 2000, with respect to the financial statements of APA Optics, Inc. included in this Form 10-K for the year ended March 31, 2000.


                                       Ernst & Young LLP

Minneapolis, MN
June 28, 2000